                                                     Registration No. 333-______
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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1999.
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                      ONEOK, Inc. Long-Term Incentive Plan

                               ------------------


                                   ONEOK, INC.

                  100 West Fifth Street, Tulsa, Oklahoma 74103
      (Name of the issuer of the equity securities being offered pursuant to the Plan and the address of its principal office)

          OKLAHOMA                                               73-1520922
(State or other jurisdiction of                                (IRS Employer
Incorporation or organization)                               Identification No.)

         JIM KNEALE                                           DONALD A. KIHLE
Vice President, Chief Financial                               Gable & Gotwals
   Officer and Treasurer                                   100 West Fifth Street
         ONEOK, Inc.                                            Suite 1000
   100 West Fifth Street                                   Tulsa, Oklahoma 74103
   Tulsa, Oklahoma 74103                                       (918) 585-8141
      (918) 588-7000

         (Name, addresses, and telephone numbers of agents for service)

                               ------------------


Appropriate date of commencement of proposed sale pursuant to the Plan: from time to time after the effective date hereof

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                         CALCULATION OF REGISTRATION FEE

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                                                     Proposed          Proposed
                                                     Maximum           Maximum
                                                     Offering          Aggregate                 Amount of
Title of Securities        Amount to be              Price             Offering                  Registration
to be Registered           Registered(1)             Per Unit(2)       Price(3)                  Fee


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Common stock,
$0.01 par value            1,445,200                 $ 29.96875        $ 43,310,837              $ 12,040

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Exhibits Index on Page 5.

(1) Represents the estimated maximum amount of common stock of ONEOK, Inc. (hereinafter referred to as "Common Stock") which could be acquired under the ONEOK, Inc. Long-Term Incentive Plan (hereinafter referred to as the "Plan") either directly from ONEOK, Inc. (hereinafter referred to as the "Company"), or from purchases in the open market during the years of operation of the Plan.

(2) Based on price of $ 29.96875 per share of the Common Stock, the average sales price of the Common Stock published in the Wall Street Journal reports of the New York Stock Exchange Composite Transaction for June 14, 1999.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1). These documents (and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement) taken together, constitute the prospectus for purpose of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                     ITEM 3
                     INCORPORATION OF DOCUMENTS BY REFERENCE

The "Company", and the Plan hereby incorporate by reference in this Registration Statement the following documents of the Company (SEC File No. 1-2572) heretofore filed with the Securities and Exchange Commission:

         (1) Annual Report on Form 10-K of ONEOK, Inc. for the year ended August 31, 1998.

         (2)      All other reports filed by ONEOK or the Plan pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since August 31, 1998. Form 8-K filed September 24, 1998. Form 8-K/A filed October 2, 1999. Form 8-K filed October 21, 1998. Form 8-K filed December 16, 1998. Form 8-K filed December 16, 1998. Form 10-Q filed January 13, 1999. Form 8-K filed January 25, 1999. Form 8-K/A filed January 26, 1999. Form 8-K filed January 25, 1999. Form 8-K filed February 8, 1999. Form 8-K filed February 16, 1999. Form 8-K filed February 23, 1999. Form 8-K filed February 24, 1999. Form 8-K filed February 24, 1999. Form 8-K filed February 26, 1999. Form 8-K filed March 5, 1999. Form 8-K filed March 19, 1999. Form 10-Q filed April 14, 1999. Form 8-K filed April 15, 1999. Form 8-K/A filed April 29, 1999. Form 8-K filed April 19, 1999. Form 8-K filed April 22, 1999. Form 8-K filed April 26, 1999. Form 8-K filed May 3, 1999. Form 8-K filed May 13, 1999.

         (3) ONEOK's Proxy Statement dated December 16, 1998 in connection with its Annual Meeting of Shareholders held January 21, 1999.

         (4) In addition, there is incorporated herein by reference all documents filed subsequent to the date hereof, by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold. Such documents are deemed to be a part hereof from the date of filing of such documents.

                                     ITEM 4
                            DESCRIPTION OF SECURITIES

The following is a description of the Company's Common Stock offered.

The holders of the Company's Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. Each outstanding share of Common Stock is entitled to full voting rights for the election of directors and for all other purposes with one vote for each share of Common Stock. In the event of any liquidation, dissolution, or winding up of the Company, or any reduction of its capital resulting in any distribution of its assets to its stockholders, The holders of Common Stock shall be entitled to receive, pro rata, all the remaining assets of the Company available for distribution to its stockholders. Each share of Common Stock includes an associated right, each right ("Right") entitling the holder to purchase one one-hundredth of a share of Series C Participating Preferred Stock, par value $0.01 per share of the Company pursuant to a Rights Agreement between the Company and a designated rights agent (the "Rights Agreement"). The designation of Rights (Exhibit 4(c) hereto) is incorporated herein by reference.

                                     ITEM 5
                     INTERESTS OF NAMED EXPERTS AND COUNSEL


The legality of the securities which may be purchased under the Plan has been passed upon by the firm of Gable & Gotwals, 100 West Fifth Street, Suite 1000, Tulsa, Oklahoma 74103, counsel for the Company. The firm of Gable & Gotwals, has reviewed the statements made as to matters of law and legal conclusions under "Securities to be Offered" and such statements are set forth in the documents which form a part of the prospectus in reliance upon its authority as an expert.

                                     ITEM 6
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Article VIII of the bylaws of ONEOK, Inc. upon authorization and determination either (1) by the board of directors by a majority of a quorum is not consisting of directors who were not parties to the action, suit, or proceeding involved; (2) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (3) by the stockholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director , officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

Under insurance obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omission, or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Such coverage is provided in the amount of $75,000,000 with a retained limit by the Company of $250,000. The insurance companies are obligated to pay covered losses in excess of the $250,000 retained limit, up to the policies' limits of $75,000,000. Among the policies' exclusions are those which exclude coverage for accounting for profits made within the meaning of
Section 16(b) of the Securities Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

The registrant has been advised that, in the opinion of the Securities and Exchange Commission, provisions providing for the indemnification by the corporation of its officers, directors, and controlling persons against liabilities imposed by the Securities Act of 1933 are against public policy as expressed in said Act and are therefore unenforceable. It is recognized that the above-summarized provisions of the registrant's bylaws and the applicable Oklahoma General Corporation Law may be sufficiently broad to indemnify officers, directors, and controlling persons of the registrant against liabilities arising under said Act. Therefore, in the event that a claim of indemnification against liability under said Act (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) shall be asserted by an officer, director, or controlling person under said provisions, the registrant will, unless in the opinion of its counsel the question has already been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                     ITEM 8
                                    EXHIBITS

The following exhibits are attached hereto or incorporated by reference herein:


                                                                                        Page Number or
                                                                                        Incorporation by
                                                                                        Reference to
                                                                                        -----------------

(4)(a)   Article "Fourth" of the Certificate of Incorporation                   Incorporated by reference
          of ONEOK, Inc. (Preferred Stock and Common Stock)                     from Exhibit 3.1 to
                                                                                Amendment No. 3 to Registration
                                                                                Statement on Form S-4 filed
                                                                                August 31, 1997


(4)(b)   Certificate of Designation for Convertible Preferred                   Incorporated by reference
         stock of WAI, Inc. (Now ONEOK, Inc.) filed November 26, 1997           from Exhibit 3.3 to
                                                                                Amendment No. 3 to Registration
                                                                                Statement on Form S-4 filed
                                                                                August 31, 1997


(4)(c)   Certificate of Designation for Series C Participating                  Incorporated by reference
         Preferred Stock of ONEOK, Inc., filed November 26, 1998                from Exhibit No. 1 to
                                                                                Form 8-A, filed November 26,
                                                                                1997

(5)      Opinion of Gable & Gotwals, Inc.                                                 11


(23)(a)  Consent of Gable & Gotwals, Inc.
         (See Item 5)

(23)(b)  Consent of KPMG LLP                                                              13

(24)     Powers of Attorney (Included on pages 8 and 9)

(99)     ONEOK, Inc. Long-Term Incentive Plan                                             14

                                     ITEM 9
                                  UNDERTAKINGS

a.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a)      To include any prospectus required by Section 10
                           (a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time of shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, the latest Annual Report to Shareholders unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the Annual Report of the registrant of the preceding fiscal year may be delivered, but within such 120-day period the Annual Report for the last fiscal year will be furnished to each such employee.

         The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders or the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements, and other communications distributed to its stockholders generally.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on the 17th day of June, 1999.


                                           ONEOK, Inc.


                                           By: Larry Brummett
                                               ---------------------------------
                                               Larry Brummett, Chairman of the
                                               Board and Chief Executive
                                               Officer

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Larry Brummett and Jim Kneale, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certify that to the best of their knowledge and belief, the registrant meets all the requirements for filing on Form S-8. This registration statement has been signed below by the following persons in the capacities indicated in the City of Tulsa and the State of Oklahoma, on this 17th day of June, 1999.


Larry W. Brummett                          Jim Kneale
-------------------------------            ---------------------------------
Larry W. Brummett                          Jim Kneale
Chairman of the Board,                     Vice President,
Chief Executive                            Chief Financial Officer, and
Officer, and Director                      Treasurer

David L. Kyle                              Barry D. Epperson
-------------------------------            ---------------------------------
David L. Kyle                              Barry D. Epperson
President, Chief Operating                 Vice President, Controller, and
Officer, and Director                      Chief Accounting Officer

Edwyna G. Anderson                         Douglas T. Lake
-------------------------------            ---------------------------------
Edwyna G. Anderson                         Douglas T. Lake
Director                                   Director

William M. Bell                            Bert H. Mackie
-------------------------------            ---------------------------------
William M. Bell                            Bert H. Mackie
Director                                   Director

Douglas R. Cummings
-------------------------------            ---------------------------------
Douglas R. Cummings                        Douglas Ann Newsom
Director                                   Director

William L. Ford                            Gary D. Parker
-------------------------------            ---------------------------------
William L. Ford                            Gary D. Parker
Director                                   Director

Howard R. Fricke
-------------------------------            ---------------------------------
Howard R. Fricke                           J. D. Scott
Director                                   Director

                                           Stanton L. Young
                                           ---------------------------------
                                           Stanton L. Young
                                           Director

                                  EXHIBIT INDEX


                                                                                        PAGE NUMBER OR
EXHIBIT                                                                                 INCORPORATION BY
NUMBER            DESCRIPTION                                                           REFERENCE TO
-------           -----------                                                           ----------------

(4)(a)            Article "Fourth" of the Certificate of Incorporation                  Incorporated by reference
                  of ONEOK, Inc. (Preferred Stock and Common Stock)                     from Exhibit 3.1 to
                                                                                        Amendment No. 3 to
                                                                                        Registration Statement on
                                                                                        Form S-4 filed August 31,
                                                                                        1997


(4)(b)            Certificate of Designation for Convertible Preferred                  Incorporated by reference
                  stock of WAI, Inc. (Now ONEOK, Inc.) filed November 26, 1997          from Exhibit 3.3 to
                                                                                        Amendment No. 3 to
                                                                                        Registration Statement on
                                                                                        Form S-4 filed August 31,
                                                                                        1997


(4)(c)            Certificate of Designation for Series C Participating                 Incorporated by reference
                  Preferred Stock of ONEOK, Inc., filed November 26, 1998               from Exhibit No. 1 to
                                                                                        Form 8-A, filed November
                                                                                        26, 1997


(5)               Opinion of Gable & Gotwals                                            11

(23)(a)           Consent of Gable & Gotwals (See Item 5)

(23)(b)           Consent of KPMG LLP                                                   13

(24)              Powers of Attorney (Included on pages 8 and 9)

(99)              ONEOK, Inc. Long-Term Incentive Plan                                  14